UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 23, 2016

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement.

On June 23, 2016, South State Corporation (the “Company”) issued a press release announcing that its wholly-owned subsidiary, South State Bank, entered into an early termination agreement with the Federal Deposit Insurance Corporation (“FDIC”) of its loss share agreements.  This termination agreement required a $2.3 million termination payment to the FDIC as consideration for the early termination.  The agreements were entered into in 2009, 2010, 2011 and 2012 either by South State Bank or by First Federal Bank, acquired by South State Bank in July of 2013.  All rights and obligations of the Bank and the FDIC under these FDIC loss share agreements have been eliminated under the early termination agreement.

The foregoing description of the termination agreement does not purport to be complete and is qualified in its entirety by reference to the termination agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  A copy of the Corporation's press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1

Termination Agreement between South State Bank and the Federal Deposit Insurance Corporation, as Receiver of the Cape Fear Bank, in Wilmington, NC, Community Bank & Trust, in Cornelia, GA, Habersham Bank, in Clarkesville, GA, BankMeridian, in Columbia, SC and Plantation Federal Bank, in Pawleys Island, SC, dated as of June 23, 2016.

99.1	Press release issued by the Company in connection with this announcement on June 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

Date: June 24, 2016	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1

Termination Agreement between South State Bank and the Federal Deposit Insurance Corporation, as Receiver of the Cape Fear Bank, in Wilmington, NC, Community Bank & Trust, in Cornelia, GA, Habersham Bank, in Clarkesville, GA, BankMeridian, in Columbia, SC and Plantation Federal Bank, in Pawleys Island, SC, dated as of June 23, 2016.

99.1	Press release issued by the Company in connection with this announcement on June 23, 2016.